EXHIBIT 99

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9760

Contact:	FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709

THE BRINK’S COMPANY RAISES DIVIDEND

RICHMOND, Va., May 4, 2007 – The Brink’s Company (NYSE: BCO) announced today that its board of directors approved an increase in the quarterly dividend on its common stock, from 6.25 cents per share to 10 cents per share. The dividend is payable on June 1, 2007, to shareholders of record on May 15, 2007.

Michael T. Dan, chairman, president and chief executive officer of The Brink’s Company, said: “The dividend increase decision arises from our regular re-look at dividend policy and reflects our strong cash flow, our confidence in the company’s performance outlook, and our focus on enhancing value for all of our shareholders.”

The company said future dividends are dependent on earnings, financial condition, cash flow and business requirements as determined by its board of directors.

About The Brink’s Company

The Brink’s Company (NYSE:BCO) is a global leader in security-related services that operates two businesses: Brink’s, Incorporated and Brink’s Home Security. Brink’s, Incorporated is the world’s premier provider of secure transportation and cash management services. Brink’s Home Security is one of the largest and most successful residential alarm companies in North America. For more information, please visit The Brink’s Company website at www.brinkscompany.com or call toll free 877-275-7488.

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